UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2006

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CyGene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	0-15654	22-2789408
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7786 Wiles Road, Coral Springs, Florida 33067

(Address of Principal Executive Office) (Zip Code)

(954) 741-7077

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

CyGene Laboratories, Inc. (the “Company”) made the following sales of unregistered securities which were exempt from registration under the Securities Act of 1933 (the “Act”). The offerings were exempt as nonpublic offerings under Section 3(a)(9) of the Act thereunder:

On July 7, 2006, the Company issued 943,182 shares of common stock of the Company at $0.22 per share upon the conversion of convertible notes maturing on July 7, 2006, having an aggregate principle amount of $210,000 and bearing interest at 15% per annum. The balance of unpaid principal and interest on such notes aggregating $27,698 was paid in cash to the applicable holders of the notes.

On July 7, 2006, a holder of a convertible note maturing on July 7, 2006, in the principal amount of $155,000 elected to cancel the existing note and accept a replacement note extending the maturity date to October 5, 2006. All other terms of the note remained the same. On July 13, the holder then elected to exchange $150,000 of the principal amount due on the note into 750,000 shares of common stock of the Company at $0.20 per share and warrants for an aggregate of 375,000 shares of common stock of the Company, exercisable for a period of three years at $0.50 per share. The remaining principal amount of $5,000 was paid in cash.

“Said notes were secured by a lien on the Company’s intellectual property, which lien was extinguished upon satisfaction of the underlying obligations of the Company pursuant to said notes.”

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.8

Sample form of note pertaining to the liens on our intellectual property (incorporated by reference to Exhibit 10.8 of company’s 10-KSB filed May 25, 2006)

10.9

Sample form of warrant pertaining to the liens on our intellectual property (incorporated by reference to Exhibit 10.9 of company’s 10-KSB filed May 25, 2006)

10.10

Sample form of security agreement pertaining to the liens on our intellectual property (incorporated by reference to Exhibit 10.10 of company’s 10-KSB filed May 25, 2006)

10.13

Sample form of warrant pertaining to the purchase of our shares of common stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CyGene Laboratories, Inc.

By:	/s/ MARTIN MUNZER
Martin Munzer President and Chief Executive Officer

Date:  July 24, 2006

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